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                                                                     Exhibit 2.3


                       STOLT COMEX SEAWAY S.A. AND SUBSIDIARIES
                   STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                    FOR THE YEARS ENDED NOVEMBER 30, 1997 AND 1996
                    (Amounts in thousands, except per share data)

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



                                                       1997              1996

Earnings
Net Income (Loss)                                 $  39,001      $    (14,902)
                                                  ---------      ------------
                                                  ---------      ------------


Primary Earnings Per Share:
Weighted Average Common Shares Outstanding           31,582            20,000
Net Effect of Dilutive Stock Options - based
 on the treasury stock method using average prices      162                 -
                                                  ---------      ------------

Weighted Average Common Shares and
   Common Share Equivalents                          31,744            20,000
                                                  ---------      ------------
                                                  ---------      ------------

Net Income (Loss)                                 $    1.23      $      (0.75)
                                                  ---------      ------------

Primary Earnings Per Share                        $    1.23      $      (0.75)
                                                  ---------      ------------
                                                  ---------      ------------

Fully Diluted Earnings Per Share:
Weighted Average Common Shares Outstanding           31,582            20,000
Net Effect of Dilutive Stock Options - based
   on the treasury stock method using the
   year-end market price if higher than the
   average market price                                 195                 -
                                                  ---------      ------------

Fully Diluted Weighted Average Common Shares
   and Common Share Equivalents                      31,777            20,000
                                                  ---------      ------------
                                                  ---------      ------------

Net Income (Loss)                                 $    1.23      $      (0.75)
                                                  ---------      ------------
Fully Diluted Earnings Per Share                  $    1.23      $      (0.75)
                                                  ---------      ------------

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